                          KUHLMAN CORPORATION
                  1994 Stock Option Plan, As Amended

    1. PURPOSE. The Kuhlman Corporation 1994 Stock Option Plan (the "Plan") is intended as an incentive and to encourage ownership of the Company's Common Stock (the "Stock") by certain key employees of Kuhlman Corporation (the "Company") and its Subsidiaries (corporation of which a majority of its stock is owned directly or indirectly by the Company) in order to increase their proprietary interest in the Company's success and to assure their continuation as employees.

    2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") consisting of net less than three directors of the Company appointed by its Board of Directors. Members of the Committee shall serve at the pleasure of, and vacancies occurring in the membership of the Committee shall be filled through appointment by, the Board of Directors. No person may be a member of the Committee if he or she has been, within one year prior to his or her appointment to the Committee, or at any time during his or her service on the Committee, allocated Stock or granted Stock options pursuant to the Plan or any other plan of the Company or any of its Subsidiaries to the extent such allocation or grant would cause such person to fail to be a "disinterested person" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time ("Rule 16b-3"): provided, however, that membership on the Committee shall not affect or impair any rights of a member with respect to any Stock allocated or Stock options granted to him or her when he or she was not a member of the Committee.

    The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

    The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination made in good faith.

    3. STOCK. Shares of Stock to be optioned or issued under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company, provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 800,000 shares. Such number of shares is subject to adjustment in accordance with the provisions of Section 6 hereof. In the event that any outstanding option or portion thereof expires or is cancelled, surrendered or terminated for any reason, the shares of Stock allocable to the unexercised portion of such option may again be subjected to an option to be issued under the Plan.

   4. AWARD OF OPTIONS. The Committee may grant options to purchase Stock to officers and other key employees of the Company or its Subsidiaries, including directors who are full time employees. However, no officer or key employee shall be granted options in any year to purchase more than 100,000 shares of the Stock. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock optioned and the terms and conditions of the option. In making such determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his or her services an accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

    Each option granted under the Plan shall be designated by the Committee at the time of grant as either an incentive stock option (an "Incentive" option). An Incentive option is intended to meet the requirements of Section 422 of the

Internal Revenue Code of 1986, as amended (the "Code"). The aggregate Fair Market Value (determined at the time the option is granted) of the Stock as to which Incentive options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000 (as determined in accordance with the rules set forth in Section 422 of the Code).

    Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in
Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

    The date on which an option shall be granted shall be the date that the optionee, the number of shares of Stock optioned in the terms and conditions of the option are determined by the Committee, provided, however, that if an option or any term or condition of an option is rejected or not accepted by an optionee or i an option is not granted in accordance with the provisions of the Plan, such option shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve.

    5.  TERMS AND CONDITIONS OF OPTIONS.

    A. OPTION PRICE. In the case of each option granted under the Plan, the option price shall not be less than the Fair Market Value of the Stock on the date of grant of such option. Fair Market Value for purposes of the Plan shall be deemed to be the closing price on the date in question rounded, if necessary, to the next full one cent, or in the next preceding day on which there were such sales of Stock if no such sales shall have been made on the date in question, as reported on the New York Stock Exchange Composite Transactions reporting system.

    B.  PERIOD OF OPTION AND WHEN EXERCISABLE.

    (i) An option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall be a maximum of 10 years from date of grant, or (b) the applicable time limit specified in paragraph (ii) of this Section 5B. Any option not exercised within the aforementioned time periods shall automatically terminate at the expiration of such period.

    (ii) An option may be exercised by an optionee only while such optionee is in the employ of the Company or a Subsidiary or within three months thereafter; provided, however, if termination of employment results from death or total and permanent disability, such three-month period shall be extended to twelve months.

    (iii) In the event of the disability of an optionee, an option which is otherwise exercisable may be exercised by the optionee's legal representative or guardian. In the event of the death of the optionee, shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the optionee's rights shall have passed by Will or the laws of descent and distribution ("Successor"). The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

    (iv) Notwithstanding anything contained herein to the contrary, all rights with respect to all options of an optionee are subject to the conditions that the optionee not engage or have engaged (a) in fraud, dishonesty, conduct in violation of Company policy or similar acts at any time while in the employ of the Company or a Subsidiary, or (b) in an activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct detrimental to the best interests of the Company or a Subsidiary, following the optionee's termination of employment. If it is determined by the Committee in its sole discretion or the Committee's designee (which determination of such designee shall be subject to ratification by the Committee), either before or after termination of employment of an optionee, that there has been a failure of any such condition, all options and all rights with respect to all options granted to such optionee shall immediately terminate and be null and void.

    C. EXERCISE AND PAYMENT.

    (i) Subject to the provisions of Section 5B, an option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of shares to be purchased. Payment for the number of shares of Stock purchased upon the exercise of an option shall be made in full at the price provided for in the applicable Stock Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole shares of Stock that have been held by the optionee for at least six months prior to the date the option is exercised, or a combination thereof. Shares of Stock used in payment of the purchase price shall be valued at their Fair Market Value as of the date notice of exercise is received by the Company. Any shares of Stock delivered to the Company shall be in such form as is acceptable to the Company.

    (ii) The Company may defer making payment or delivery of Stock under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the option. The Committee may, in its sole discretion, permit an optionee to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of all taxes arising in connection with the exercise of an option by electing to (a) have the Company withhold whole shares of Stock, or (b) deliver other whole shares of Stock previously owned by the optionee having a Fair Market Value not greater than the among to be withheld; provided, however, that the amount to be withheld shall not exceed the optionee's estimated total Federal, State and local tax obligations associated with the transaction.

    D. NONTRANSFERABILITY. No option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee, nor be assignable or transferable except by Will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by him or her, nor shall Stock be issued in the name of one other than the optionee; provided, however, that an option may after the death or disability of an optionee be exercised pursuant to paragraph (iii) of Section 5B; and provided further that any Stock issued to an optionee hereunder may the the request of the optionee be issued in the name of the optionee and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the optionee or for the benefit of the optionee and others.

    Notwithstanding the foregoing provisions as to nontransferability, the Committee may, in its sole discretion, permit an optionee to transfer a Non-Qualified option to members of the optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, in no event may the Committee permit any transfers which would cause the Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934 ("Act") or would cause any optionee to fail to be entitled to the benefits of Rule 16b-3 or other exemptive rule under Section 16 of the Act or be subject to liability thereunder. The transferee of an option shall agree to comply with and be bound by all the terms and conditions contained in the Plan. For purposes of Section 5B hereof, a transferred option may be exercised by the transferee only to be extent that the optionee of such option would have been entitled to exercise the option had the option not been transferred.

    E. EMPLOYMENT. No provision of the Plan, nor any term or condition of any option, nor any action taken by the Committee, the Company or a subsidiary pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of any optionee.

    F. TERMINATION OF OPTION BY OPTIONEE. An optionee may at any time elect, in a written notice filed with the Committee, to terminate a Non-Qualified option with respect to any number of shares as to which such option shall not have been exercised.

    6. ADJUSTMENTS. If there is any change in the number of shares of Stock through the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or similar corporate transactions, or if the Committee otherwise determines that, as a result of a corporate transaction involving a change in the Company's capitalization, it is appropriate to effect the adjustments described in this section, the aggregate number of shares of Stock on which options may be granted or which be issued under the Plan, the number of shares covered by each outstanding option, and the price per share in each option, shall be proportionately adjusted by the Committee; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Subject to any required action by stockholders, if a new option is substituted for the option granted hereunder, or an assumption of the option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled.

    7. TERM OF PLAN. No stock option shall be granted under the Plan after July 28, 2004. Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

    8. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Stock pursuant to options granted under the Plan will be used for general purposes.

    9. NO OBLIGATION TO EXERCISE OPTION. The granting or acceptance of an option shall impose no obligation upon the optionee to exercise such an option.

    10. RIGHTS AS A STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to shares of Stock covered by his or her option until the date of issuance to him or her of a certificate evidencing such shares of Stock after the exercise of such option and payment in full of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

    11. AMENDMENTS. The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to be applicable to the Plan shall be effective unless the amendment shall be approved by the stockholders of the Company entitled to vote thereon. Any such amendment may be effective in respect of all past and future options granted hereunder in the sole discretion of the Board of Directors of the Company.

    The Plan, each option under the Plan and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and stockholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

    12. EFFECTIVENESS OF PLAN. The Plan, which was adopted by the Board of Directors on July 29, 1994, is subject to approval by the stockholders of the Company at the 1995 Annual Meeting of Stockholders or at an earlier Special Meeting of the Stockholders if the Board of Directors so determines.

    13. SEVERABILITY. If any provision of the Plan, or any term or condition of any option granted or Stock Option Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstance is invalid or would result in an Incentive option failing to meet the requirements of Section 422 of the Code, such provision, term, condition or application shall to that extent be void, (or, in the sole discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provision, term of condition is severable.